Exhibit 10.3
PPA #1526-031701
OEM PURCHASE AGREEMENT
FOURTEENTH AMENDMENT
This FOURTEENTH Amendment (the “FOURTEENTH Amendment”) effective as of October 24, 2008, (the “Effective Date”) amends the OEM Purchase Agreement (the “Agreement”) dated December 16, 2002, by and between HEWLETT-PACKARD COMPANY, a Delaware corporation having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”) and BROCADE COMMUNICATIONS SYSTEMS, INC. a Delaware corporation having its principal place of business at 1745 Technology Drive, San Jose, California 95110, and BROCADE COMMUNICATIONS SYSTEMS SWITZERLAND SARL., a corporation organized under the laws of Geneva, and having its principal place of business at 29 Route de l’Aeroport Case Postale 105, CH-1215 Geneva 15, Switzerland (collectively “Supplier”).
RECITALS
WHEREAS, HP and Supplier have entered into the Agreement pursuant to which HP agreed to purchase, and Supplier agreed to sell OEM Products in accordance with the terms and conditions set forth therein; and,
WHEREAS, HP and Supplier desire to enter into this FOURTEENTH Amendment to addend new OEM Products to the Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, HP and Supplier agree as follows:
This is a Product Addendum that is intended to name additional OEM Products to the Agreement in accordance with Section 2.18 of the Agreement. This addition will cause the following Exhibits to be amended:
Exhibit A OEM Products and Specifications. HP Products that have been launched since the date of the OEM Agreement that have not been previously addended to the Agreement are listed in Attachment A and are hereby incorporated. These include [**] Part numbers for Brocade products that may have already been included in the OEM Agreement. This is intended to capture all [**] part numbers not previously covered under this Agreement. These will be subject to [**] the Agreement. Specifications for these products will be stored in each party’s respective revision controlled document systems, [**].
Exhibit C Pricing and Fees. Each Product being added to this Agreement is listed in Attachment A with the initial cost at the time of the launch of the

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
HP / Brocade CONFIDENTIAL

PPA #1526-031701
product. The parties negotiate costs from time to time as referenced in Section 4.1. It is not necessary to amend the Agreement as a result of these changes.
Exhibit H HP Supplier Quality Assurance Requirements and Additional Warranties. Each Product being added to this Agreement must meet the agreed-to [**]. Reports provided to HP will include data for these products.
The parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

AGREED:
BROCADE COMMUNICATIONS		HEWLETT-PACKARD COMPANY
SYSTEMS INC. (“SUPPLIER”)		(“HP”)

By:	/s/ Charles Leeming	By:	/s/ Richard Gentilini

Name:	Charles Leeming	Name:	Richard Gentilini

Title:	VP, OEM Sales	Title:	Director, SWD Global Procurement

Date:	10/24/08	Date:	3-14-09

AGREED:
BROCADE COMMUNICATIONS
SWITZERLAND, SARL. (“SUPPLIER”)

By:	/s/ Ulrich Plechschmidt

Name:	Ulrich Plechschmidt

Title:	Vice President FMEA

Date:	24-October-2008

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
HP / Brocade CONFIDENTIAL

PPA #1526-031701
Attachment A
OEM Products – Pricing and Fees
A list of OEM Products with their Pricing and Fees at the time of their initial launch are hereby attached. The Products may change revision from time to time, as mutually agreed by the parties. It is not necessary to amend the Agreement when the Products are revised.
[**]

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
HP / Brocade CONFIDENTIAL